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AIM MUNICIPAL BOND FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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FOR PERIOD ENDING: 1/31/2010
FILE NUMBER :      811-05686
SERIES NO.:        7

72DD.                        1 Total income dividends for which record date passed during the period. (000's Omitted)

                               Class A                   $  8,777

                             2 Dividends for a second class of open-end company shares (000's
                               Omitted)

                               Class B                   $    284
                               Class C                   $    764
                               Class Y                   $    151
                               Investor Class            $  3,051

73A.                           Payments per share outstanding during the entire current period:
                               (form nnn.nnnn)

                             1 Dividends from net investment income

                               Class A                     0.1782

                             2 Dividends for a second class of open-end company shares
                               (form nnn.nnnn)

                               Class B                     0.1490
                               Class C                     0.1487
                               Class Y                     0.1880
                               Investor Class              0.1822

74U.                         1 Number of shares outstanding (000's Omitted)

                               Class A                     50,660

                             2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

                               Class B                      1,741
                               Class C                      5,544
                               Class Y                        860
                               Investor Class              16,519

74V.                         1 Net asset value per share (to nearest cent)

                               Class A                   $   7.89

                             2 Net asset value per share of a second class of open-end company shares (to nearest cent)

                               Class B                   $   7.91
                               Class C                   $   7.89
                               Class Y                   $   7.90
                               Investor Class            $   7.90
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